JUNIOR PREFERRED STOCK PURCHASE AGREEMENT

               THIS JUNIOR PREFERRED STOCK PURCHASE AGREEMENT, dated as of December 10, 1999 (this "Agreement"), is made by and among Outsourcing Solutions Inc., a Delaware corporation (the "Company"), and the Purchasers listed on the signature pages hereto (each a "Purchaser" and collectively the "Purchasers"). Except as otherwise indicated, capitalized terms used herein are defined in
Section 7 hereof.

     The parties hereto agree as follows:

     Section 1. Authorization of Junior Preferred Stock. The Company will authorize a class of 50,000 shares of Junior Preferred Stock, no par value per share, having the terms and provisions set forth on Exhibit A hereto (the "Junior Preferred Stock").

     Section 2. Purchase and Sale of Junior Preferred Stock.

     2A. Purchase and Sale. Subject to the terms and conditions set forth herein, the Company will sell to each Purchaser, and each Purchaser will purchase from the Company, such number of shares of Junior Preferred Stock as is set forth in Schedule 1 attached hereto at a purchase price of $1,000.00 per share.

     2B. The Closing. The closing of the sale and purchase of the Junior Preferred Stock hereunder (the "Closing") will take place at the offices of White & Case LLP, 1155 Avenue of the Americas, New York, New York 10036. At the Closing, the Company will deliver to each Purchaser a certificate or certificates evidencing the number of shares of Junior Preferred Stock to be purchased by such Purchaser, registered in the name of such Purchaser against payment of the purchase price therefor by delivery of a cashier's or certified check or checks of immediately available funds or by wire transfer of immediately available funds to a bank account designated by the Company. Each Purchaser may satisfy his or its obligation to pay the purchase price by directing that a portion of its redemption consideration in connection with that certain Stock Subscription and Redemption Agreement, dated October 8, 1999, and amended as of the date hereof, to which the Company and the Purchasers are parties, be retained by the Company.

     Section 3. Restrictions on Transfers.

     3.A. Restrictions. Restricted Securities are transferable pursuant to (i) public offerings registered under the Securities Act, (ii) Rule 144 or Rule 144A of the Securities and Exchange Commission (or any similar rule then in force) if such rule is available, and (iii) subject to the conditions specified in paragraph 3B, any other legally available means of transfer pursuant to the Securities Act.

     3.B. Procedure for Transfer. In connection with the transfer of any Restricted Securities (other than a transfer referred to in clauses (i) or (ii) of paragraph 3A above), the holder thereof will deliver written notice to the
Company describing in reasonable detail the transfer or proposed transfer, together with an opinion (reasonably satisfactory to the Company) of counsel which (to the Company's reasonable satisfaction) is knowledgeable in securities law matters to the effect that such transfer of Restricted Securities may be effected without registration of such Restricted Securities under the Securities Act. In addition, if the holder of such Restricted Securities delivers to the Company an opinion of such counsel to the effect that no subsequent transfer of such Restricted Securities will require registration under the Securities Act, the Company will promptly upon such contemplated transfer deliver new certificates for such Restricted Securities which do not bear the Securities Act Legend set forth in paragraph 5A below. If the Company is not required to deliver new certificates for such Restricted Securities not bearing such legend, the holder thereof will not transfer the same until the prospective transferee has confirmed to the Company in writing its agreement to be bound by the conditions contained in this paragraph and paragraph 5A.


     3.C. Transferees. Upon request of any Purchaser, the Company shall promptly supply to such Purchaser or its prospective transferees all information required to be delivered in connection with a transfer pursuant to Rule 144A of the Securities and Exchange commission.

     Section 4. Representations and Warranties of the Company. The Company hereby represents and warrants to each Purchaser that as of the Closing:

     4.A. Organization, etc. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company has all requisite corporate power and authority to carry on its businesses as now conducted and presently proposed to be conducted and to carry out the transactions contemplated by this Agreement.

     4.B. Authorization; No Breach. The execution, delivery and performance of this Agreement and all other agreements and transactions contemplated hereby and thereby have been duly authorized by the Company. This Agreement constitutes a valid and binding obligation of the Company enforceable in accordance with its terms, subject to the availability of equitable remedies and to the laws of bankruptcy and other similar laws affecting creditors' rights generally. The execution and delivery by the Company of this Agreement and all other agreements and instruments contemplated hereby and thereby to be executed by the Company, and the offering, sale and issuance of the Junior Preferred Stock hereunder, do not and will not (i) conflict with or result in a breach of the terms, conditions or provisions of, (ii) constitute a default under, (iii) result in the creation of any lien, security interest, charge or encumbrance upon the Company's capital stock or assets pursuant to, (iv) give any third party the right to accelerate any obligation under, (v) result in a violation of, or (vi) require any authorization, consent, approval, exemption or other action by or notice to or filing with any court or administrative or governmental body (other than in connection with certain state and federal securities laws) or any other third party pursuant to, the Fourth Amended and Restated Certificate of Incorporation or the Bylaws, or any law, statute, rule, regulation, instrument, order, judgment or decree to which the Company is subject or any agreement or instrument to which the Company is a party, or by which its assets are bound. The Junior Preferred Stock has been duly and validly authorized for issuance by the Company and, when issued and paid for in accordance with this Agreement, will be fully paid and non-assessable and free and clear of any liens and preemptive or similar rights.

     4.C.   No   Registration.   Assuming   the  truth  and   accuracy   of  the
representations set forth in Section 5 hereof, the offers and sales of the Junior Preferred Stock pursuant to the terms hereof are not required to be registered under the Securities Act or any state securities laws.


     Section 5.  Purchasers' Representations and Warranties.

     5.A. Purchasers' Investment Representations. Each Purchaser individually, and not jointly or severally, hereby represents that he or it is acquiring the Restricted Securities purchased hereunder for his or its own account with the present intention of holding such securities for investment purposes and that it has no intention of selling such securities in a public distribution in violation of federal or state securities laws; provided that nothing contained herein will prevent the Purchaser and the subsequent holders of such securities from transferring such securities in compliance with the provisions of Section 3 hereof. Each certificate for Restricted Securities will be conspicuously imprinted with a legend substantially in the following form (the "Securities Act Legend"):

     "THE SECURITIES REPRESENTED BY THIS CERTIFICATE WERE ORIGINALLY ISSUED ON DECEMBER 10, 1999, AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). THE TRANSFER OF SUCH SECURITIES IS SUBJECT TO THE CONDITIONS SPECIFIED IN THE JUNIOR PREFERRED STOCK PURCHASE AGREEMENT DATED AS OF DECEMBER 10, 1999, BETWEEN THE ISSUER (THE "COMPANY") AND THE ORIGINAL PURCHASER HEREOF, AND THE COMPANY RESERVES THE RIGHT TO REFUSE TO TRANSFER SUCH SECURITIES UNTIL SUCH CONDITIONS HAVE BEEN FULFILLED WITH RESPECT TO SUCH TRANSFER. UPON WRITTEN REQUEST, A COPY OF SUCH CONDITIONS WILL BE FURNISHED BY THE COMPANY TO THE HOLDER HEREOF WITHOUT CHARGE."

Whenever any shares of Junior Preferred Stock cease to be Restricted Securities and are not otherwise restricted securities, the holder thereof will be entitled to receive from the Company, without expense, upon surrender to the Company of the certificate representing such shares of Junior Preferred Stock, a new certificate representing such shares of Junior Preferred Stock of like tenor but not bearing a legend of the character set forth above.

     5.B.   Other  Representations  and  Warranties  of  the  Purchasers.   Each
Purchaser individually, and not jointly or severally, represents and warrants to and covenants and agrees with, the Company that:

     (i) the Purchaser has had an opportunity to ask questions and receive answers concerning the terms and conditions of the securities purchased hereunder and has had full access to such other information concerning the Company as the Purchaser may have requested and that in making its decision to invest in the securities being purchased hereunder it is not in any way relying on the fact that any other person has decided to be a Purchaser hereunder or to invest in the securities;

     (ii) the Purchaser (a) is an "accredited investor" as defined in Rule 501(a) under the Securities Act or (b) by reason of his business and financial experience, and the business and financial experience of those retained by him to advise it with respect to its investment in the securities being purchased hereunder, he, together with such advisors, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of its prospective investment in such securities, is able to bear the economic risk of such investment and, at the present time, is able to afford a complete loss of such investment; and

     (iii) the Purchaser has all requisite power and authority to enter into, deliver and consummate the transactions contemplated by this Agreement (including the purchase of the securities to be purchased by the Purchaser hereunder) and this Agreement has been duly authorized, executed and delivered by the Purchaser and constitutes a valid and binding obligation of the Purchaser enforceable in accordance with its terms (subject to the availability of equitable remedies and to the laws of bankruptcy and other similar laws affecting creditors' rights generally) and, as applicable, does not violate the Purchaser's charter, by-laws or other organizational documents.

     Section 6. Definitions.

     "Bylaws" means the Bylaws of the company, as such Bylaws may be modified, amended or amended and restated from time to time.

     "Person" means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization or a governmental entity or any department, agency, or political subdivision thereof.

     "Restricted Securities" means the Junior Preferred Stock issued hereunder and any securities issued with respect to such Junior Preferred Stock by way of any stock dividend or stock split, or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization. As to any particular Restricted Securities, such securities will cease to be Restricted Securities when they have (a) been effectively registered under the Securities Act and disposed of in accordance with the registration statement covering them, (b) become eligible for sale pursuant to Rule 144 (excluding Rule 144(k)) or Rule 144A of the Securities and Exchange Commission (or any similar rule then in force), or (c) been otherwise transferred and new securities for them not bearing the Securities Act Legend set forth in paragraph 5A have been delivered by the company in accordance with paragraph 3B. Whenever any particular securities cease to be Restricted Securities, the holder thereof will be entitled to receive from the Company, without expense, new securities of like tenor not bearing a Securities Act Legend of the character set forth in paragraph 5A.

     "Rule 144" means Rule 144 promulgated by the Securities and Exchange Commission under the Securities Act as such rule may be amended from time to time, or any similar rule then in force.

     "Rule 144A" means Rule 144A promulgated by the Securities and Exchange Commission under the Securities Act as such rule may be amended from time to time, or any similar rule then in force.

     "Securities Act" means the Securities Act of 1933, as amended, or any similar federal law then in force.

     "Securities Exchange Act" means the Securities Exchange Act of 1934, as amended, or any similar federal law then in force.

     "Securities and Exchange Commission" includes any governmental body or agency succeeding to the functions thereof.

     Section 7. Miscellaneous.

     7.A. Remedies. The holders of Junior Preferred Stock acquired hereunder (directly or indirectly) will have all of the rights and remedies set forth in this Agreement and the Certificate of Incorporation, and all of the rights and remedies which such holders have been granted at any time under any other agreement or contract, and all of the rights and remedies which such holders have under any law. Any Person having any rights under any provision of this Agreement will be entitled to enforce such rights specifically, to recover damages by reason of any breach of any provision of this Agreement, and to exercise all other rights granted by law.

     7.B. Amendments and Waivers. Except as otherwise provided herein, any provision hereof may be amended or waived generally and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the written consent of the holders of at least a majority of the outstanding shares of Junior Preferred Stock issued hereunder and, to the extent that any modification, amendment or waiver adversely affects the rights of the holders of any class of Junior Preferred Stock, by the holders of at least a majority of the outstanding shares initially issued hereunder of such adversely affected class of Junior Preferred Stock. No course of dealing between the Company and any holder of Junior Preferred Stock or any delay on the part of any such holder in exercising any rights hereunder or under any agreement contemplated hereby or under the Certificate of Incorporation or the Bylaws will operate as a waiver of any rights of any such holder.

     7.C. Survival of Representations and Warranties. All representations and warranties contained herein or made in writing by any party in connection herewith will survive the execution and delivery of this Agreement, regardless of any investigation made by any Purchaser or on its behalf.

     7.D. Successors and Assigns.

     (i) Except as otherwise expressly provided herein, all covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto will bind and inure to the benefit of the respective successors and assigns of such parties whether so expressed or not. In addition, and whether or not any express assignment has been made, the provisions of this Agreement which are for the Purchaser's benefit as the purchaser or holder of Junior Preferred Stock are also for the benefit of and enforceable by any subsequent holder of such Purchaser's Junior Preferred Stock.

     (ii) If a sale, transfer, assignment or other disposition of any Junior Preferred Stock is made in accordance with the provisions of this Agreement to any Person and such securities remain Restricted Securities immediately after such disposition, such Person shall, at or prior to the time such securities are acquired, execute a counterpart of this Agreement with such modifications thereto as may be necessary to reflect such acquisition, and such other documents as are necessary to confirm such Person's agreement to become a party to, and to be bound by, all covenants, terms and conditions of this Agreement as theretofore amended.

     7.E. Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable under any applicable law or rule in any jurisdiction, such provision will be ineffective only to the extent of such invalidity, illegality or unenforceability in such jurisdiction, without invalidating the remainder of this Agreement in such jurisdiction or any provision hereof in any other jurisdiction.

     7.F. Counterparts. This Agreement may be executed simultaneously in two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together will constitute one and the same Agreement.

     7.G. Descriptive Headings. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

     7.H. Governing Law. All issues concerning the enforceability, validity and binding effect of this Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the law of any jurisdiction other than the State of New York.

     7.I. Notices. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement will be in writing and shall be delivered personally or by telex or telecopy as described below or by reputable over night courier, and shall be deemed given on the date on which such delivery is made. If delivered by telex or telecopy such notices or communications shall be confirmed by a registered or certified letter (return receipt requested), postage prepaid. 1.K.

               IN WITNESS WHEREOF, the parties hereto have executed this Junior Preferred Stock Purchase Agreement as of the date first written above.

                                            OUTSOURCING SOLUTIONS INC.

                                            By: /s/ Gary L. Weller
                                                --------------------------------
                                            Its: EVP
                                                --------------------------------

                                            RAINBOW TRUST ONE

                                            By /s/ Frank J. Hanna
                                               ---------------------------------
                                            Name: Frank J. Hanna
                                            Title: Trustee

                                            RAINBOW TRUST TWO

                                            By /s/ David G. Hanna
                                               ---------------------------------
                                            Name: David G. Hanna
                                            Title: Trustee

                                            By /s/ Alan M. Miller
                                               ---------------------------------
                                               Name: Alan M. Miller

                                            By /s/ Timothy G. Beffa
                                               ---------------------------------
                                               Name: Timothy G. Beffa

                                            HELLER FINANCIAL, INC.

                                            By /s/ Mark Hutchings
                                               ---------------------------------
                                               Name: Mark Hutchings
                                               Title: AVP

                                     Title:

                                          McCOWN De LEEUW & CO. III, L.P.

                                            By /s/ David De Leeuw
                                               ---------------------------------
                                               Name: David DeLeeuw
                                               Title:

                                          McCOWN De LEEUW & CO. III EUROPE, L.P.

                                            By /s/ David DeLeeuw
                                               ---------------------------------
                                               Name: David DeLeeuw
                                               Title:

                                          McCOWN De LEEUW & CO. III (ASIA), L.P.

                                            By /s/ David DeLeeuw
                                               ---------------------------------
                                               Name: David DeLeeuw
                                               Title:


                                          GAMMA FUND, L.L.C.

                                            By /s/ David DeLeeuw
                                               ---------------------------------
                                               Name: David DeLeeuw
                                               Title: